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                              CERTIFICATE OF TRUST

                                       OF

                           HOUSEHOLD CAPITAL TRUST VII


     THIS Certificate of Trust of Household Capital Trust VII (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.) (the "Act").

     1. NAME. The name of the business trust formed hereby is Household Capital Trust VII.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.



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          IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Trust in accordance with Section 3811 of the Act.

          BNY MIDWEST TRUST COMPANY,
          as Trustee


          By:       /s/ C. POTTER
               -----------------------------------
               Name:  C. Potter
               Title: Assistant Vice President


          THE BANK OF NEW YORK (DELAWARE),
          as Trustee


          By:      /s/ WILLIAM T. LEWIS
               ------------------------------
               Name:  William T. Lewis
               Title: SVP



               /s/ B. B. MOSS, JR.
          -----------------------------------
          B. B. Moss, Jr.
          as Trustee


               /s/ DENNIS J. MICKEY
          -----------------------------------
          Dennis J. Mickey
          as Trustee


               /s/ STEVEN L. MCDONALD
          -----------------------------------
          Steven L. McDonald
          as Trustee